U.S. SECURITIES AND EXCHANGE
                             COMMISSION Washington,
                                   D.C. 20549

                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  WINMARK, INC.
                                 FIRST AMENDMENT

                 (Name of Small Business Issuer in its charter)

      Nevada                             6770                    58-2679116
--------------------------------------------------------------------------------
(State or Jurisdiction      (Primary Standard Industrial      (I.R.S.  Employer
of Incorporation or          Classification Code Number)     Identification No.)
Organization)


                                  Mark Winstein
                                166 E. 3rd Street
                                    Suite 212
                               Moscow, Idaho 83843
                                 (208) 596-6500
  ------------------------------------------------------------------------------
  (Address and telephone number of Registrant's principal executive offices and principal place of business)

                                  Mark Winstein
                                166 E. 3rd Street
                                    Suite 212
                               Moscow, Idaho 83843
                                 (208) 596-6500
           (Name, address, and telephone number of agent for service)

                                 With a copy to:

                            The O'Neal Law Firm, P.C.
                       Attention: William D. O'Neal, Esq.
                             17100 E. Shea Boulevard
                                   Suite 400-D
                          Fountain Hills, Arizona 85268
                                 (480) 812-5058
                               (480) 816-9241(fax)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 415, check the following box. [x]


                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- ------------------------- ------------------------- --------------------

    Title of each                                     Proposed                  Proposed
       Class of                                       Maximum                   Maximum                Amount of
    Securities to           Amount to be           Offering Price              Aggregate             Registration
    be Registered            Registered              Per Share               Offering Price               Fee
----------------------- --------------------- ------------------------- ------------------------- --------------------
Common Stock                  500,000             $0.10 per share1               $50,000                  $5.89
----------------------- --------------------- ------------------------- ------------------------- --------------------

Winmark, Inc. ("WINMARK.") hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until WINMARK shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




























____________________________________________
1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                  PRELIMINARY PROSPECTUS DATED ___________,2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                         500,000 shares of Common Stock
                                 $0.10 per share

                                  Winmark, Inc.


There is no public or private market for our securities. We intend to offer, sell and distribute publicly not less than 500,000 shares our securities at an offering price of $0.10 per share, for an offering of $50,000. Our offering is being offered on a "best efforts", "all-or-none" basis only by our sole officer and director, Mark Winstein, during an offering period of 90 days, which may be extended for an additional 90 days. If less than $50,000 is received from the sale of the shares within the offering period, all investors' funds will be promptly refunded without interest and without any deductions for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. There will be a minimum purchase of 5,000 shares at $500. The securities and proceeds of this offering will be held in a non-interest-bearing escrow account until such time that we have identified a potential merger or acquisition candidate and proposed it to our investors, our investors have had an opportunity to re-affirm their investment in accordance with the requirements of Rule 419 of Regulation C, and the merger or acquisition has been consummated.


Investing in our securities  involves risk. See "Risk Factors" beginning on page
9.

                                          2Offering Costs(2)
                              Price to       Discounts and         Net
                               Public      Commissions(3)        Proceeds
                            ____________  ___________________  ____________
Per share                         $0.10        $0.00                 $0.10
Aggregate Offering Amount    $50,000.00        $0.00            $50,000.00

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


2    Offering  costs  of  approximately  $25,955.89  have  been  paid out of Mr.
     Winstein's   initial   capital   contribution  of  $22,000  and  subsequent
     contributions by Mr. Winstein.

3    No commissions will be paid nor discounts given.


The date of this prospectus is _______, 2006.

TABLE OF CONTENTS

                                                                         Page


Prospectus Summary ....................................................... 7

Risk Factors ............................................................. 9

Use of Proceeds ......................................................... 12

Determination of Offering Price ......................................... 12

Dilution ................................................................ 12

Description of Business ................................................. 14

Management's Plan of Operation .......................................... 16

Description of Property ................................................. 24

Management .............................................................. 24

Executive Compensation .................................................. 25

Principal Stockholders .................................................. 25

Certain Relationships and Related Transactions .......................... 26

Market for Common Equity and Related Shareholder Matters ................ 26

Dividend Policy ......................................................... 26

Description of Securities ............................................... 26

Plan of Distribution .................................................... 28

Legal Proceedings ....................................................... 29

Legal Matters ........................................................... 29

Experts ................................................................. 30

Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosures ................................................. 30

Where You Can Find More Information ..................................... 30

Index to Financial Statements ........................................... 31


                             Reliance on Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities.

                               PROSPECTUS SUMMARY

                                   The Company

Winmark, Inc., a development stage corporation, was organized to provide a corporate entity in order to participate in a merger or acquisition with another entity meeting the requirements of Rule 419 of Regulation C. We are a blank check company and are subject to certain regulatory requirements imposed by Rule 419 of Regulation C under the Securities Act. We believe that following this offering certain opportunities to merge with, or acquire the assets of another corporate entity may become available to us due primarily to our status as a reporting publicly held company and to our flexibility in structuring and participating in certain business combinations, such as mergers and acquisitions. However, we have no plans, proposals, arrangements, understandings or agreements to participate in any specific merger or acquisition.

Winmark was originally incorporated in Nevada on December 22, 2003. On April 19, 2004 we filed a Certificate of Amendment with the State of Nevada changing our name to Winmark, Inc. In this prospectus, we refer to Winmark, Inc. as "Winmark", "we" and "us." Our principal executive offices are located at 116 E.3rd Street, Suite 212, Moscow, Idaho 83843. Our telephone number is
(208)-596-6500

                                  The Offering


Securities Offered by Winmark, Inc.:                500,000 shares
Shares Outstanding Prior to Offering                5,000,000 shares
Shares Outstanding After Offering:                  5,500,000 shares
Comparative Share Ownership Upon Completion of
Offering:
 Current Shareholders (5,000,000 shares)            90.91%
 Public Shareholders (500,000 shares)               9.09%

Use of Proceeds                                     Business development,
                                                    working capital
                                                    utilized by prospective
                                                    business opportunity
                                                    candidate.


WINMARK is offering 500,000 shares at $0.10 per share on a "best efforts", "all-or-none basis." We intend to offer our securities directly to the public only through our sole officer and director in those jurisdictions where sales by such persons are permitted by law. No broker-dealer will be used to offer our securities to the public and no commissions will be paid to any third party. Mark Winstein, our sole director and officer will not purchase any of our securities in this offering. The securities and proceeds of this offering shall be placed in a non-interest-bearing escrow account with Manufacturers and Traders Trust Company, a New York banking company, and may be released from escrow only upon the closing of a merger or acquisition representing at least 80% of the maximum offering proceeds, the filing of a post-effective amendment, and the reconfirmation of a sufficient number of purchasers in the investment. In no event shall the proceeds remain in escrow for more than 6 months after the effective date of the initial registration statement.

                             Selected Financial Data

The  following  table  sets  forth  selected  financial  information  concerning
Winmark:

                                                 December 22,
                                                     2003
                                                 (inception)
                                                 to December
                                                   31, 2005
Balance Sheet:
 Current assets                                 $        0
 Total assets                                            0
 Current liabilities                                     0
 Working capital                                         0
 Stockholders' equity                                    0
 Net tangible book value per share                       0

Statement of Operations:
 Revenue                                        $        0
 Total expenses                                     22,000
                                                ==========
 Net loss                                          (22,000)

     The "Selected Financial Data" is a summary only and has been derived from and is qualified in its entirety by reference to WINMARK's financial statements, included in this prospectus.

                                  RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. This section sets forth all material risks known to management with respect to this offering. Therefore, each prospective investor should, prior to purchase, consider very carefully each of the following known material risk factors among other things, as well as all other information set forth in this prospectus.

Our business has no revenues and will likely fail unless we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business. If we do not find a suitable merger or acquisition candidate, our business will likely fail.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our certificate of incorporation authorizes the issuance of a maximum of 25,000,000 shares of common stock, $.001 par value. Any merger or acquisition effected by us may result in the issuance of additional securities without shareholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing shareholders.

We  have   conducted   no  market   research  or   identification   of  business
opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Mr. Winstein has not identified any specific business combination or other transactions for formal evaluation, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Upon locating a potential merger or acquisition candidate, investors will have the right to either confirm their investment or have their funds returned. If we are unable to locate a suitable merger or acquisition candidate, or obtain the consent of a sufficient number of investors to continue their investment in our company, or clear Commission comments upon filing our post-effective amendment in accordance with Rule 419, investors would not be issued their securities but would have a right to a return of their investment. If we receive less than all of the proceeds as a result of later refunds under Rule 419, we may not be able to implement the business plan of our business opportunity and we may, otherwise, be undercapitalized such that we may not have enough capital to implement and maintain our business operations.

Rule 419 of Regulation C under the Securities Act generally requires:

     o the deposit of the securities and proceeds of our offering in an escrow account, and that the investors may not have access to their securities and funds for up to 6 months from the date of the prospectus; and

     o that if a significant number of investors do not reconfirm their investment, the business combination may not be closed and the investors will not be issued their securities.


Our Auditor has expressed serious doubt about our ability to continue to operate as a going concern.

Our independent auditor has expressed serious doubt about our ability to continue to operate as a going concern. Our ability to operate as a going concern is dependant upon the completion of this offering and the closing of a business opportunity, such as the merger with or acquisition of an operating business. If we fail to achieve these milestones, we would not likely be able to continue our operations.

If Mr. Winstein is unable to fund our operations during the 6-month offering period, we may not be able to obtain alternate financing on terms acceptable to us or at all, which could affect our ability to continue to operate as a going concern.

Mr. Winstein intends to fund our operations and other capital needs through additional capital contributions, which are anticipated to be nominal, during the 6 month offering period, or until the closing of a merger or acquisition in accordance with the requirements of Rule 419 of Regulation C. Until we locate, investigate and consummate a business combination, we will not require any additional funds beyond those to be provided by Mr. Winstein. Mr. Winstein intends to provide funds as required to pay for any filings required to maintain our corporate and reporting status, and to keep us in good standing with regulators and tax authorities. Mr. Winstein has no legal obligation to provide any such funds and will depend upon Mr. Winstein's financial ability to provide such funds at the time required. There is no cap or minimum on the amount of funds Mr. Winstein intends to provide. There is no written arrangement or agreement with Mr. Winstein requiring Mr. Winstein to contribute any such additional funds or for the repayment of any such funds, and all such funds shall be considered capital contributions. If Mr. Winstein is unable to provide such funding as needed, we will need to seek alternative funding that may or may not be available to us upon acceptable terms. This could affect our ability to continue to operate as a going concern. Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We will not use any of the proceeds of this offering unless and until we close this offering and close a business opportunity. Should the business opportunity have profitable operations, its capital needs may not require the use of our proceeds that, in such event, will be held as working capital for future contingencies.

Our management has other financial and business interests to which a significant amount of time is devoted, which may pose significant conflicts of interest.

Because Mr. Winstein has other financial and business interests, conflicts of interest may arise which may compete for his services and time. Mr. Winstein has no plans, proposals, arrangements, understandings or agreements to participate with any specific business opportunity with us. Mr. Winstein does not currently have any involvement with any other blank check companies. However, he may, in the future, hold similar positions in other blank check companies, which may conflict with the interests of WINMARK. Conflicts may also arise in important matters such as identifying and selecting a merger or acquisition candidate. There can be no assurance that Mr. Winstein will resolve all conflicts of interest in our favor. If we and other blank check companies that Mr. Winstein is affiliated with desire to take advantage of the same business opportunity, the company that first filed a registration statement with the Commission shall be entitled to proceed with the proposed transaction.

Mr.  Winstein has no prior blank check company  experience  that could result in
our  inability  to  locate  a  suitable  merger  or  acquisition   candidate  or
successfully complete such a transaction.

Mr. Winstein has no prior experience in operating or managing a blank check company. As a result of Mr. Winstein's lack of experience, we may not be able to locate a suitable acquisition or merger candidate. Further, even if such a target candidate is located, there is no assurance that Mr. Winstein will be able to successfully complete a merger or acquisition transaction.

Limited state registration of this offering could negatively impact our ability to sell this offering.

We intend to offer and sell this offering to accredited investors pursuant to exemptions from registration in a limited number of states. As such, purchasers of the securities in this offering, and in any subsequent trading market, must be residents of such exempt states. As such, our investor base may be a limited one which could negatively affect our ability to sell this offering and could further restrict any future public trading market in our securities.

There is no public market for our common stock and there can be no assurance that our common stock will ever be publicly traded or appreciate significantly in value and investors may not be able to find purchasers for their shares of our common stock.

There is no public market for shares of our common stock. The securities issued pursuant to this offering must remain in the escrow account until we have complied with all of the requirements of Rule 419, and there will be no market for these securities while they remain in the escrow account. Further, we cannot guarantee thereafter that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock.

This prospectus contains forward-looking statements and information relating to us, our industry and to other businesses. These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


                                USE OF PROCEEDS.

Mr. Winstein estimates we will receive net proceeds of approximately $50,000 from our sale of 500,000 shares offered by us. This estimate is based upon an offering price of $0.10 per share of common stock with no deduction for
estimated   offering  expenses  as  these  costs  are  being  paid  out  of  our pre-offering working capital. Also, we will pay no commissions or offer any discounts.

Since this offering is a "blank check" offering, and we have not identified a merger or acquisition candidate, the use of proceeds of this offering cannot be described with specificity. We have no plans, proposals, arrangements, understandings or preliminary agreements to participate in any specific merger or acquisition. All of the net proceeds will be utilized by our merger or acquisition candidate for the development of its business and for working capital. We do not intend to request a release of 10% of the offering proceeds from the escrow as permitted by Rule 419. Uses of working capital will include, but not be limited to, general and administrative salaries, exclusive of management salaries, associated benefits, office lease and expenses. We are not in a position to allocate specific amounts for specific purposes as we do not know the nature of the acquisition or merger candidate at this time. The salaries of the management of the business opportunity candidate will be paid from such company's cash flow and not from the proceeds of this offering.

We intend to escrow all of the proceeds of this offering with Manufacturers and Traders Trust Company, a New York banking company, until the closing of this offering and the closing of a merger with or acquisition of a business. All funds will remain in the escrow account until they are either released to us or returned to the investor in accordance with Rule 419. Following the completion of a merger with or acquisition of a business, all of the net proceeds will be used as described in the preceding paragraph.

We estimate that the expenses we shall incur in connection with this offering shall total $_______, which shall be paid out of Mr. Winstein's initial capital contribution of $22,000 and from his own private capital resources. We have no obligation to reimburse Mr. Winstein for offering costs incurred by him on behalf of our company that exceed $22,000.


                         DETERMINATION OF OFFERING PRICE

The offering price is not based upon our net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price was determined by Mr. Winstein based upon the number of shares Mr. Winstein, as the sole shareholder, was willing to allow to be sold.

                                    DILUTION

"Dilution" is the difference between the offering price and the net tangible book value of our shares of common stock immediately after the offering. "Net tangible book value" is determined by dividing the number of shares of common stock issued and outstanding into our net tangible worth (tangible assets less liabilities).

Our net tangible book value at December 31, 2005, was $0.00, or $0.00 per share. Our pro forma net tangible book value at the closing of this offering will be
$50,000, or $0.0091 per share, assuming 500,000 shares are sold. These computations, which do not give effect to discounts and commissions of the offering as none are to be paid, represent an immediate increase in net tangible book value of $0.009 per share to present shareholders if the entire 500,000 shares offered are sold. These computations represent an immediate dilution of $0.091 per share to public investors if the entire 500,000 shares are sold.

The following table illustrates the dilution of a public investor's equity in a share of common stock as of December 31, 2005, adjusted as described above.

                                                                  Assuming Fully
                                                                    Subscribed
                                                                     Offering
                                                                 ---------------
Public offering price per share                                    $        .10
Net tangible book value per share, before public offering          $       0.00
Increase (to present shareholders) per share attributable to our
 proceeds from sale to public investors                            $      0.009
Pro forma net tangible book value per share, after public
 offering                                                          $     0.0091
Dilution of book value per share to public investors               $      0.091

The public investors purchasing the securities offered hereby for $0.10 per share will own 500,000 shares of our common stock, or 9.09 percent of the outstanding shares, for which they will have paid $50,000. Mr. Winstein will own 5,000,000 shares, or 90.91 percent of the 5,500,000 shares that will then be outstanding upon completion of the offering, for which he shall have paid $22,000.

The following table compares the public offering price of $0.10 per share and the percentage of our common stock to be owned by the public investors after giving effect to this offering, with the cash consideration paid and the percentage of our common stock to be owned by Mark Winstein, our sole current stockholder:


                                      Percentage  Average     Total       Percentage of
                             Shares    of Total  Price Per Consideration      Total
                           Purchased    Shares     Share      Paid       Consideration Paid
                         ----------- ---------- ---------- ------------- ------------------
Shares to be Purchased by
Public Investors:           500,000      9.09     $  0.10    $50,000          69.44%
Shares Purchased by Mark
Winstein:                 5,000,000     90.91    $ 0.0044    $22,000          30.66%

                             DESCRIPTION OF BUSINESS

WINMARK, a development stage company, was incorporated in Nevada on December 22,
2003.   Since   inception,   our   principal   activity  has  been  directed  to
organizational efforts.

We have not had any revenues since inception. Our sole objective is to acquire an operating business through a merger or acquisition.

WINMARK was organized to provide a corporate entity in order to participate in a merger or acquisition in accordance with the requirements of Rule 419 of Regulation C. We believe that following this offering certain opportunities to merge with or acquire an operating company may become available to us due primarily to our status as a reporting publicly held company. Decisions as to which business opportunity to participate in will be unilaterally made by Mr. Winstein, who may act without the consent, vote or approval of our shareholders. We currently have no plans, proposals, arrangements, understandings or agreements to participate in any specific business opportunity.

Management has agreed that we shall not acquire an interest in any company that Mr. Winstein or any of his affiliates or associates is affiliated with, directly or indirectly, as a shareholder, officer or director, or engage in any form of related party transaction.

Persons purchasing shares in this offering and other shareholders will not have the opportunity to participate in any of our ordinary business decisions. Our proposed business is characteristically referred to as a blank check since investors will entrust their investment funds to our management before they have the chance to analyze any ultimate use to which their funds may be used. Consequently, our potential success is heavily dependent on Mr. Winstein, who will have unilateral discretion in identifying and entering into an opportunity with an operating business, through merger or acquisition.

There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution herein and prior to the identification of a business opportunity.

We have, and will continue to have following the completion of this offering, insufficient capital with which to provide the owners of operating businesses with any substantial cash or other assets. The owners of the operating business will incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. We will also incur significant legal fees and expenses in connection with the acquisition or merger of an operating business that will need to be paid by the target company including:

          o the costs of preparing post-effective amendments, interim reports, quarterly reports, annual reports and proxy materials; and

          o legal fees and expenses incurred in the preparation of legal documents for mergers and acquisitions.


Nevertheless, Mr. Winstein has not conducted market research and is not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

Compensation may be paid or profit transactions may occur in connection with a merger or acquisition by us by means of a stock exchange transaction or other similar means, including, but not limited to, payments of business advisory, legal and accounting fees, sales of current securities, positions and other methods of payment by which current security holders receive funds, securities or other assets. We are not in any position at this time to estimate these costs, as we have not identified any potential acquisition or merger candidate or entered into any form of negotiations. We do not know what form that an acquisition or merger may take, the amount of legal, accounting and due diligence required, advisor involvement, if any, or price in terms of stock or cash that may be involved in the sale or exchange of any shares. Such transactions will likely be subject to substantial negotiation and will be paid by the target company.

Following the closing of this offering, we must maintain a current registration statement that may require updating by the filing of a post-effective amendment. A post-effective amendment is required when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, such as the participation in a business opportunity related to a merger or acquisition. Further, upon the closing of the merger or acquisition, the successor company would assume significant compliance and reporting obligations and costs before the Commission, including the filing of a Form 8-K and a registration statement with the Commission in order to become an Exchange Act reporting company, which may have a material adverse effect on such company.

                      Dependence on One or a Few Suppliers

As we are a blank check company and conduct no operations other than seeking a suitable merger or acquisition candidate, our business is not dependent on one or a few suppliers.

        Patents, Trademarks, Licenses, Concessions, Royalty Agreements or
                                Labor Contracts.

We do not hold any patents or trademarks, nor are we subject to any licenses, concessions, royalty agreements or labor contracts.

            Need For Government Approval for our Products or Services

We are not required to apply for or have any government approval for our products or services.

               Effect of Governmental Regulations on our Business

We will be subject to federal laws and regulations that relate directly or indirectly to our operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of Nevada.

              Research and Development Costs for the Past Two Years

We have not expended funds for research and development costs in the past two years.

     Costs and Effects of Compliance with Environmental Laws and Regulations

Environmental regulations have had no materially adverse effect on our operations to date, but no assurance can be given that environmental regulations will not, in the future, have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, our business and prospects could be adversely affected.

                                   Competition

We are and will continue to be an insignificant participant in the business of seeking business opportunities. A substantial number of established and well-financed entities, including investment banking and venture capital firms, have recently increased their merger and acquisition activities, especially. Nearly all such entities have substantially greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully concluding a proposed merger or acquisition.

                                    Employees

Our only employee is Mark Winstein, our sole officer and director.

                                   Bankruptcy

We  have  not  been  involved  in  any   bankruptcy,   receivership  or  similar
proceedings.

            MANAGEMENTS' DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our plan of operation should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs of our development stage company. Our actual results may differ materially from those discussed in the forward-looking statements. Factors that may cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

                                Plan of Operation

Over the next 6 months, or to the date a merger or acquisition of an operating business is closed, Mr. Winstein intends to fund our operations and all other capital needs until we have received the offering proceeds through additional capital contributions.This will enable us to close this offering and to possibly identify and conclude a closing of a merger or acquisition with an operating business. Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We will not use any of the proceeds of this offering unless and until we close a merger or acquisition with a qualified operating business and our investors have reconfirmed their investment in accordance with the requirements of Rule 419 of Regulation C. Should the operating business have profitable operations, its capital needs may not require the use of our proceeds that, in such event, will be used in any manner that the new management deems appropriate. We have no plans, proposals, arrangements, understandings or agreements to participate in any specific business merger or acquisition. We have made no arrangements to obtain future additional financing beyond this 6 months period, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

           Evaluation of Potential Merger or Acquisition Opportunities

Upon the effective date of this Registration Statement, the analysis of new business opportunities will be undertaken by or under the supervision of Mr. Winstein. He may retain at his personal expense paid outside business advisors to assist in evaluating business opportunities. Compensation to any such advisors may be paid in cash and will be based upon a reasonable hourly rate not to exceed $100 per hour. We have had no negotiations with any such advisors and have not entered into any arrangements or agreements with any such advisors. Mr. Winstein will not be entitled to a finder's fee for locating a merger or acquisition candidate. Such advisors, if any, will not be affiliated with Mr. Winstein or our company. We have no preliminary plans, proposals, arrangements, understandings or agreements with any party to borrow funds to increase the amount of capital available to complete a merger or acquisition. Mr. Winstein may seek a business combination with firms which:


-- have recently commenced operations,

-- are developing companies in need of additional funds for expansion into new products or markets,

-- are seeking to develop a new product or service, or

-- are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.

We will not acquire a business unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. Because we will be subject to ongoing reporting requirements, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements will not be considered.

Mr. Winstein is planning to actively search for potential acquisition candidates through Internet websites where companies post their intentions to be acquired. He will also solicit recommendations for possible businesses from friends and business associates. He may also decide to advertise our intention to acquire a company through advertisements in financial publications.

Once a promising prospect is identified, Mr. Winstein will review financial, economic and technological data and projections of a prospective business merger or acquisition candidate, and will use its best judgment to determine its fair market value. In doing so, he will consider:

     o    the available technical, financial and managerial resources;

     o    working capital and other financial requirements;

     o    history of operations, if any;

     o    prospects for the future;

     o    nature of present and expected competition;

     o the quality and experience of management services which may be available and the depth of that management;

     o    the potential further research, development or exploration;

     o specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of us;

     o    the potential for growth or expansion;

     o    the potential for profit;

     o the perceived public recognition or acceptance of products, services or trades;

     o    name identification; and

     o    other relevant factors.

Mr. Winstein will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, he intend to utilize written reports and personal and professional investigations to evaluate the above factors.

As noted previously, the costs to our company as we undertake the process of identifying and evaluating potential business mergers or acquisitions will be paid by Mr. Winstein. They will generally consist, but shall not necessarily be limited to, costs related to regulatory and corporate compliance filings with regulatory authorities and will be paid directly by Mr. Winstein as noted herein, whether such costs are or are not nominal . Any costs associated with contracting third parties for evaluation of business prospects will be at the discretion of Mr. Winstein, and will also be paid directly by Mr. Winstein.

The only milestone we are required to meet is to conclude and complete a merger or acquisition with an operating business within 6 months. During this period, we are planning to review as many prospects as necessary to complete a transaction within this milestone, but ultimately the number of prospects we investigate and evaluate, and the time spent on each prospect, is solely at the discretion and availability of Mr. Winstein.

  Structuring and Closing a Merger or Acquisition with a Prospective Candidate

Should we enter into an agreement to acquire or merge with a business candidate within the deadline milestone noted herein, it will likely be on the basis of a share exchange using our common stock, due to our lack of cash resources, and the prerequisite that all cash resources raised under this offering are to be used subsequent to a merger or acquisition for the operating business.

In implementing a structure for a particular business acquisition, we may become a party to a merger agreement or asset purchase agreement with another corporation or entity. We may also purchase stock or assets of any existing business. On the consummation of a transaction, it is possible that our present management and shareholders will not be in control of our company. In addition, Mr. Winstein may, as part of the terms of the acquisition transaction, resign and be replaced by new management without a vote of our shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop in our securities may have a depressive and material adverse effect on such market.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under the Internal Revenue Code of 1986, as amended. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80 percent or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, will retain 20 percent or less of the issued and outstanding shares of the surviving entity, which will result in significant dilution in the equity of such shareholders.

With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of our company that target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then existing shareholders, including purchasers in this offering.

Securities owned or controlled by Mr. Winstein will not be sold in any business combination transaction without affording all of our shareholders a similar opportunity. Mr. Winstein acquired his shares at a price significantly less than other shareholders and may sell his shares at a much lower price than the price in this offering.

It is unlikely that we will have sufficient funds from the proceeds of this offering to undertake any significant development, marketing and manufacturing of any products that may be acquired. Accordingly, following the acquisition of such product, we will, in all likelihood, be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which we would probably be required to give up a substantial portion of our interest in any acquired product. There is no assurance that we will be able to either obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and conditions which must be satisfied by each of the parties prior to such closing, will outline the manner of bearing costs if the transaction is not closed, will set forth remedies on default and will include miscellaneous other terms.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant merger and acquisition agreements, disclosure documents and other instruments will require substantial management time and attention beyond the time Mr. Winstein currently devotes to our company. Mr. Winstein shall devote whatever time is reasonably necessary to consummate a suitable merger or acquisition transaction.Significant fees and expenses for attorneys, accountants and others may also need to be incurred. Payment of such fees by the target company shall be a precondition to any merger or acquisition transaction with such target company. If a decision is made not to participate in a specific business opportunity, the costs and expenses therefore incurred in the related investigation would not be recoverable, but would be paid by Mr. Winstein. Futhermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss of the related costs and expenses incurred, which loss would also be bourne by Mr. Winstein.

Our operations following our acquisition of an interest in a business opportunity will be dependent on the nature of the opportunity and interest acquired. We are unable to predict whether we will be in control of the opportunity or whether present management will be in control of us following the acquisition. It may be expected that the business of the opportunity will present various risks to investors, certain of which have been generally summarized herein.

Subsequent to the closing of this offering and the closing of an acquisition or merger, our net proceeds will be for the development of the business and for working capital. The development of the business opportunity may be hampered by our limited resources and, as a result, may have a material adverse affect on our ability to continue as a going concern. In view of the limited amount of funds available to us in this offering, we may exhaust our limited financial resources soon after we merge with or acquire an operating business due to its financial demands.

                                   Regulation

Your Rights and Substantive Protections Under Rule 419

     Escrowing of Offering Proceeds and Securities

The Securities Act imposes certain regulatory requirements on blank check offerings, such as our offering. In particular, Rule 419 of Regulation C under the Securities Act generally requires:

     o the prompt deposit of the securities and proceeds of the offering in an escrow account;

     o the disclosure of certain offering terms of the escrow agreement and information regarding a probable merger or acquisition;

     o    a post-effective amendment of a probable merger or acquisition; and


         o the disclosure of certain conditions on the release of deposited funds and securities of the offering.

For purposes of Rule 419, a blank check offering is a company, such as ours, that is a development stage company that (i)has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, and (ii) is issuing "penny stock" as defined in Exchange Act Rule 3a51-1.

We have established a non-interest-bearing escrow account for the funds and securities of our offering with Manufacturers and Traders Trust Company, an FDIC insured depository institution, in accordance with Rule 419 of the Securities Act. If funds and securities are deposited into an escrow account maintained by an insured depository institution, the Act requires that the deposit account records of the insured depository institution must provide that funds and securities in the escrow account are held for the benefit of the purchasers named and identified in accordance with the regulations of the Federal Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account.

All offering proceeds shall be deposited promptly into the escrow account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of us. Deposited proceeds will be in the form of checks, drafts or money orders payable to Manufacturers and Traders Trust Company.

Purchasers shall have voting rights with respect to securities held in their names in the escrow account as provided under the laws of the State of Nevada.


     Indemnification of Escrow Agent

We have agreed to indemnify the Escrow Agent and its officers, directors, employees, agents, and shareholders (jointly and severally, the "Indemnitees") against, and hold them harmless of and from, any and all losses, liabilities, costs, damages, and expenses, including, but not limited to, reasonable fees and disbursements for counsel of its own choosing (collectively, "Liabilities"), that the Indemnitees may suffer or incur and which arise out of or relate to this Agreement or any transaction to which this Agreement relates, unless such Liability is the result of the willful misconduct or gross negligence of the Indemnitees.

     Escrow Fees and Expenses

The Escrow Agent shall be entitled to an acceptance fee of $1,000 and an annual administrative fee of $2,000. In addition, we have agreed to reimburse the Escrow Agent for any reasonable fees and expenses incurred in connection with this escrow, including, but not limited to, disbursement fees not to exceed $50 per subscriber in excess of 15 subscribers.

     Investment of Net Proceeds

We intend to invest the deposited proceeds of our offering into an obligation that constitutes a "deposit," as that term is defined in the Federal Deposit
Act. Interest or dividends, if any, earned on the funds shall be held in the escrow account until the funds are released. If funds held in the escrow account are released to a purchaser of the securities, the purchasers shall receive the interest or dividends earned, if any, on such funds. If funds held in the escrow account are released to us, interest or dividends earned on such funds, if any, up to the date of release will be released to us and distributed to the investors on a pro rata basis.

     Securities Issued

All securities issued in connection with the offering whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights, shall be deposited directly into the escrow account promptly upon issuance until the closing of this offering and the closing of a business opportunity, such as a merger or acquisition, and until the conditions for release of deposited funds and securities have been met. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

Securities held in the escrow account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers. No transfer or other disposition of securities held in the escrow account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended.

     Post-Effective Amendment

If, during any period in which offers or sales of our securities are being made, a significant merger with or acquisition of a business or assets that will constitute our business and which the fair value of the business or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting commissions and dealer allowances, we shall promptly file a post-effective amendment that

     o discloses the information specified by the applicable registration statement form, including our financial statements and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations; and

     o discloses the results of our initial offering, including, but not limited to the gross offering proceeds received to date, specifying the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, amounts disbursed to us and amounts remaining in the escrow account; and the specific amount, use and application of funds disbursed to us to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and discloses the terms of the offering.

     Election to Remain an Investor

The terms of the offering must provide, and we must satisfy, the following conditions:

     o within five business days after the effective date of the post-effective amendment, we shall send by first class mail to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

     o each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the purchaser elects to remain an investor. If we have not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any held in escrow shall be sent by first class mail or other equally prompt means to the purchaser within five business days; should we return investors' funds under Rule 419, it may have a material adverse effect on our ability to implement our business plan;

     o    the  acquisition   meeting  the  criteria  set  forth  above  will  be
          consummated if a sufficient number of purchasers confirm their investment with us; and

     o if a consummated acquisition meeting the requirements above has not occurred by a date 6 months after the effective date of our initial registration statement, funds held in escrow shall be returned by first class mail to the purchasers within five business days following that date.

     Release of Securities and Funds

Funds held in the escrow account may be released to us and securities may be delivered to the purchasers or other registered holders identified on the deposited securities only at the same time as or after:

     o the escrow agent has received a signed representation from us, together with other evidence acceptable to it, that the requirements with respect to the terms of the offering and filing with the Commission when we sign an agreement as described above have been met in accordance with Rule 419; and

     o consummation of an acquisition meeting the above described requirements and in accordance with Rule 419. If funds and securities are released from the escrow account to us as described above, our prospectus will be supplemented to indicate the amount of funds and securities released and the date of the release.

We will furnish to our security holders audited financial statements for our first full fiscal year of operations following consummation of an acquisition, together with other required information no later than 90 days after the end of the fiscal year and file the financial statements and additional information with the Commission.

     Business Combination Deadline

If a consummated acquisition meeting the criteria described above has not occurred within 6 months after the date of this prospectus, funds held in the escrow account will be returned to the purchasers.

     Investment Company Act of 1940

The Investment Act defines an "investment company" as an issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we may become subject to regulation under the Investment Act in the event we obtain or continue to hold a minority interest in any number of enterprises. We may be expected to incur significant registration and compliance costs if required to register under the Investment Act. Accordingly, Mr. Winstein will continue to review our activities from time to time with a view toward reducing the likelihood that we may be classified as an "investment company."

We may participate in a business opportunity by purchasing, trading or selling the securities of such business. However, we do not intend to engage primarily in such activities and are not registered and do not propose to register as an "investment company" under the Investment Act. We believe that such registration is not required. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Act, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Act and the regulations promulgated thereunder.

We intend to implement our proposed business in a manner that will not result in we being classified as an "investment company." Consequently, our participation in a business or opportunity through the purchase and sale of investment securities will be limited. In order to avoid classification as an investment company, we will search for, analyze, merge, acquire or participate in a business or opportunity by acquiring a majority interest therein, which does not involve the acquisition of investment securities as defined in the Investment Act.

Implementation of our proposed business, especially if it involves a business reorganization as discussed above, may be necessitate changes in our capital structure, management, control and business. Each of these areas is regulated by the Investment Act, which regulation has the purported purpose of protecting purchases of investment company securities. Since we do not intend to register as an investment company, the purchasers in this offering will not otherwise be afforded these protections.

                             DESCRIPTION OF PROPERTY

Our principal executive offices are provided on a lease-free basis by our sole officer and director, Mark Winstein. We incur no costs in the use of our offices.

                                   MANAGEMENT

The directors and executive officers currently serving WINMARK are as follows:

Name                 Age      Positions Held        Expiration of Term
------------------- ----- ------------------------ ----------------------
Mark Winstein        46   President/Secretary/       December 21, 2006
116 E.3rd Street          Treasurer/Director
Suite212
Moscow, ID 83843

Mark Winstein, Age 46, President, Secretary, Treasurer, and Director: Mr. Winstein is the sole Officer and Director of Winmark. Mr. Winstein has served as a Director, Secretary and Treasurer since the inception of the Company on December 22, 2003. His current term as a Director expires, subject to re-election, on December 21, 2004. Mr. Winstein is currently the founder/ CEO and a director of Ecostructure Corporation, a Washington D.C. corporation formed in 2001, engaged in the business of environmental consulting. From 1990 through 2000, Mr. Winstein seved as the co-founder and director of Save America's Forests located in Washington, D.C. From 1984-1990, Mr. Winstein was the founder and president of Energy Saving Equipment Company located in St. Louis, Missouri.

In 1982, Mr. Winstein earned a B.A degree in Asian Studies from Washington University in St. Louis, Missouri. Mr. Winstein has not served and does not now serve as a director for any other public corporation, and has never been an officer, director or shareholder in any other blank check company.

Mr. Winstein devotes approximately 20% of his time to the business of our company.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation paid by WINMARK for services rendered in all capacities to WINMARK from inception through the date of this prospectus of all officers and directors of our company.

Name and Principal

                                                                     Underlying
Positions at 3/30/06         Salary       Bonus     Compensation       Options

  -----------------------------------------------------------------------------
  Mark Winstein (1)           0             0             0               0
  President/Treasurer
  Secretary/Director
  116 E.3rd Street
  Suite212
  Moscow, ID 83843

(1) We have not paid any remuneration to Mr. Winstein since our inception. Mr. Winstein has not entered into an employment agreement with us and does not intend to do so in the foreseeable future.


                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding our common stock owned on the date of this prospectus, and by (i) each person who is known by WINMARKto own beneficially more than five percent of our common stock; (ii) each of our officers and directors; and (iii) all officers and directors as a group:


---------------------------- --------------------------- ------------------ --------------------- -------------------
Name and Address                       Title             Number of Shares   % of Shares Before    % of Shares After
                                                                            Offering              Offering
---------------------------- --------------------------- ------------------ --------------------- -------------------
Mark Winstein                Director, President,        5,000,000          100%                  90.91%
 116 E.3rd Street            Secretary, Treasurer
Suite212
Moscow, ID 83843
---------------------------- --------------------------- ------------------ --------------------- -------------------
All Officers and Directors                               5,000,000          100%                  90.91%
as a Group
---------------------------- --------------------------- ------------------ --------------------- -------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2003, we issued 5,000,000 shares of common stock to Mark Winstein, our sole officer and director, in private placement transaction for consideration of $22,000. The price of the common stock to such persons was $0.0044 per share.

Mr. Winstein may be deemed to be a promoter of WINMARK.

Our principal executive offices are provided on a lease-free b asis by our sole officer and director, Mark Winstein. We incur no costs in the use of our offices.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

                           Principal Market or Markets

Our common stock is not listed on any exchange and there is no public trading market for our common stock.

                   Approximate Number of Common Stock Holders


As of March 30, 2006 we had 5,000,000 shares of common stock issued and outstanding, held by a single shareholder. We have no issued and outstanding options or warrants. We have no other class of stock.


                                 DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and anticipate that future earnings, if any, will be retained for development of our business.


                            DESCRIPTION OF SECURITIES

                              General description.

The securities being offered are 500,000, shares of our common stock. Our Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $0.001. The holders of our shares:

     (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by our board of directors;

     (b) are entitled to share ratably in all of the assets of WINMARK available for distribution upon winding up of the affairs of WINMARK;

     (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and

     (d) are entitled to one non- cumulative vote per share on all matters on which our shareholders may vote at all meetings of shareholders.

     These securities do not have any of the following rights:

     (a)  cumulative or special voting rights;

     (b)  preemptive rights to purchase in new issues of shares;

     (c)  preference as to dividends or interest;

     (d)  preference upon liquidation; or

     (e)  any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. We currently have 5,000,000 shares of common stock outstanding.

                              Non-Cumulative Voting

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

Upon  the   completion  of  this  offering   (assuming  the  offering  is  fully
subscribed), we shall have 5,500,000 shares of our common stock issued and outstanding.

                         Shares Eligible for Future Sale

In January 2000, the Commission issued an interpretative letter to the NASD which concluded that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Such letter also indicated that the Commission believed that those securities can be resold only through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of such Rule.

The Commission also believes that shareholders who obtain securities directly from a blank check issuer, rather than through promoters and affiliates, may not use Rule 144 to resell their securities, since their resale transactions would appear to be designed to distribute or redistribute securities to the public without compliance with the registration requirements of the Securities Act.

If the outstanding shares were registered for resale, the Commission would take the view that Rule 419 of Regulation C would apply to those resales. Further, the resale offering would be considered an offering "by or on behalf of the registrant" for purposes of Rule 415(a)(4), which applies to "at the market" offerings, such that:

     o the offering includes securities registered (or qualified to be registered) on Form S-3 or Form F-3 which are to be offered and sold on a continuous or delayed basis by or on behalf of the registrant, a subsidiary of the registrant or a person of which the registrant is a subsidiary;

     o the amount of securities registered for such purposes must not exceed ten percent of the aggregate value of our voting stock held by non-affiliates;

     o the securities must be sold through an underwriter acting on our behalf; and

     o    the underwriter must be named in the prospectus.

If all of the above requirements are not met, the offering must be priced and the securities sold only at the price as set forth in the prospectus and not at market prices.

                                 Transfer Agent

Our transfer agent is First American Transfer Company, 706 East Bell Road, #201, Phoenix, Arizona 85022; (602) 485-1346/ Fax (602) 788-0423.

                          Report to Securities Holders

We will furnish to holders of our securities annual reports containing audited financial statements. We may issue other unaudited interim reports to our securities holders as we deem appropriate. Contemporaneously, with this offering, we intend to register our securities with the Commission under the provisions of Section 12(g) of the Exchange Act, as amended, and, in accordance therewith, we will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

                              PLAN OF DISTRIBUTION

WINMARK intends to offer, sell and distribute publicly 500,000 shares of our common stock at an offering price of $0.10 per share, for a total offering amount of $50,000. This offering is being offered on a "best efforts, "all-or-none" basis during an offering period of 90 days, which may be extended for an additional 90 days. If 500,000 shares are not sold and paid for by the close of regular banking hours on the last day of the offering period all proceeds will be refunded promptly to subscribers in full, with interest and without deduction for commissions or expenses. All proceeds and securities will be deposited in a non-interest-bearing escrow account that we intend to establish with Manufacturers and Traders Trust Company, a New York banking corporation, and an "insured depository institution" as that term is described in Section 3(c)(2) of the Federal Deposit Insurance Act, before we offer any shares in this offering to the public until such time as the closing of this offering and the closing of a business opportunity, such as a merger or acquisition.

We intend to offer the securities directly to the public through our sole officer and director, Mark Winstein, in those jurisdictions where sales by such persons are permitted by law and, otherwise, pursuant to Rule 3a4-1(a)(2) of the Exchange Act. Accordingly, we believe Mr. Winstein is not subject to any statutory qualification as (i) Mr. Winstein will be the only individual offering the securities on behalf of WINMARK and is not an associated person of any broker-dealer nor has he been in the prior 12 months; (ii) no commission or any other remuneration will be paid to Mr. Winstein on account of any such sales;
(iii) Mr. Winstein intends primarily to perform at the end of the offering, substantial duties for or on behalf of WINMARK otherwise than in connection with transactions in securities; and (iv) Mr. Winstein has not participated in the sale of any securities for any issuer in the past 12 months and does not intend to do so in the future except in accordance with Rule 3a4-1(a)4(ii)(C). No broker-dealers will be engaged to assist us in this offering. Mr.Winstein intends to solicit individual investors through personal contacts he has developed and does not intend to use any general advertising or solicitation to locate potential investors.

Mr. Winstein will not purchase any of the securities of this offering.

We have no plans, proposals, arrangements, understandings or agreements with any market maker regarding participation in the aftermarket for our securities. There are no plans, proposals, arrangements, understandings or agreements with respect to the sale of additional securities to affiliates or others following the registered distribution but prior to the identification of a business opportunity.

                             Penny Stock Regulations

The Commission has adopted regulations that generally define penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Upon authorization of the securities offered hereby for quotation, such securities will not initially be exempt from the definition of penny stock. If the securities offered hereby fall within the definition of a penny stock following the effective date, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.
Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-dealer, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

                        Exemption from State Registration

We intend to offer and sell this offering to accredited investors pursuant to exemptions from registration in the State of Idaho. We intend to seek an exemption from registration in the State of Idaho upon the effective date of this Registration Statement. As such, purchasers of the securities in this offering, and in any subsequent trading market, must be residents of Idaho. Winmark will file a post-effective amendment to the registration statement, and related prospectus, for the purpose of disclosing additional states, if any, in which its securities will be eligible for sale.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings and, to the best of Mr. Winstein's knowledge, no such action by or against us have been threatened.

                                  LEGAL MATTERS

We have retained William D. O'Neal, Esq., as legal counsel for Winmark. The address is: The O'Neal Law Firm, P.C., 17100 East Shea Boulevard, Suite 400-D, Fountain Hills, Arizona 85268. Mr. O'Neal has no involvement with the day-to-day activities of our company.

DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of WINMARK pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of WINMARK in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer. The financial statements of WINMARK as of December 31, 2004 and December 31, 2005, included in the registration statement and this prospectus have been included herein in reliance on the report of Moore & Associates, Chartered, independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in and/or disagreements with Moore & Associates, Chartered on accounting and financial disclosure matters.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the Commission. For further information about WINMARK and the securities offered under this prospectus, you should review the registration statement and the exhibits and schedules filed as a part of the registration statement. Descriptions of contracts or other documents referred to in this prospectus are not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, you should review that contract or document. You should be aware that when we discuss these contracts or documents in the prospectus we are assuming that you will read the exhibits to the registration statement for a more complete understanding of the contract or document. The registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Commission in the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

                              FINANCIAL STATEMENTS



                                                                     Page
                                                                  __________


  Report of Independent Certified Public Accountants ................ F-2

  Financial Statements as of December 31, 2005
----------------------------------------------

  Balance Sheet ...................................................... F-3

  Statement of Operations ............................................ F-4

  Statement of Stockholders' Equity .................................. F-5

  Statement of Cash Flows ............................................ F-6

  Notes to Financial Statements ...................................... F-7


  Report of Independent Certified Public Accountants ................ F-10

  Financial Statements as of December 31, 2004
----------------------------------------------

  Balance  Sheet .................................................... F-11

  Statement of  Operations .......................................... F-12

  Statement of Stockholders' Equity ................................  F-13

  Statement of Cash  Flows .......................................... F-14

  Notes to Financial  Statements .................................... F-15


                                       F-1

                         MOORE & ASSOCIATES, CHARTERED
                            ACCOUNTANTS AND ADVISORS
                                PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Winmark Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Winmark Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the periods from inception on December 22, 2003 through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winmark Inc. as of December 31, 2005 and the results of its operations and its cash flows for the periods from inception on December 22, 2003 through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
January 10, 2006


        2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511
                               Fax (702) 253-7501
--------------------------------------------------------------------------------

                                  Balance Sheet
                             As of December 31, 2005


                                     ASSETS


                                                        Year Ended   Year Ended
                                                          12/31/05     12/31/04
                                                        ----------    ---------
Cash                                                             0            0
                                                           -------      -------

Total Current Assets                                             0            0
                                                           -------      -------

Other Assets                                                     0            0
                                                           -------      -------

Total Assets                                                     0            0
                                                           -------      -------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable                                                 0            0
                                                           -------      -------

Total Current Liabilities                                        0            0
                                                           -------      -------

Stockholders' Equity

Common Stock, authorized
25,000,000 shares, issued and
Outstanding 5,000,000 shares,
Par value $0.001                                             5,000        5,000

Additional Paid in Capital                                  17,000       17,000

Deficit accumulated during development stage               (22,000)     (22,000)
                                                           -------      -------

Total Stockholders' Equity                                       0            0
                                                           -------      -------

Total Liabilities and Stockholders' Equity                       0            0
                                                           -------      -------


The accompanying notes are an integral part of these statements.

                             Statement of Operations



                                                                           From
                                                                      Inception
                                                                       12/22/03
                                           Year Ended   Year Ended      Through
                                             12/31/05     12/31/04     12/31/05

Revenue                                             0            0            0
                                           ----------   ----------   ----------

Expenses
Legal and Accounting                                0            0       22,000
                                           ----------   ----------   ----------

Total Expenses                                      0            0      (22,000)
                                           ----------   ----------   ----------

Income before Taxes                                 0            0      (22,000)
                                           ----------   ----------   ----------

Provision for Income Taxes                          0            0            0
                                           ----------   ----------   ----------

Net (Loss)                                          0            0      (22,000)
                                           ----------   ----------   ----------

Primary and Diluted Earnings per Share              a            a            a
                                           ----------   ----------   ----------

Weighted Average Number of Shares           5,000,000    5,000,000    5,000,000
                                           ----------   ----------   ----------


A=less tan $0.01

The accompanying notes are an integral part of these statements.

                        Statement of Stockholders' Equity


                                     Common Stock            Paid In     Accumulated        Total
                                 Shares        Amount        Capital       Deficit          Equity
                             -----------   -----------   ------------   ------------    ------------
Balance, December 22, 2003             0             0              0              0               0

Initial capitalization
Sale of common stock                         5,000,000          5,000         17,000          22,000

Net Loss                                                                     (22,000)        (22,000)
                             ===========   ===========   ============   ============    ============
Balance, December 31, 2003     5,000,000         5,000         17,000        (22,000)              0
                             ===========   ===========   ============   ============    ============

Net Income (Loss)                                                                  0               0
                             ===========   ===========   ============   ============    ============
Balance, December 31, 2004     5,000,000         5,000         17,000        (22,000)              0
                             ===========   ===========   ============   ============    ============

Net Income (Loss)                                                                  0               0
                             ===========   ===========   ============   ============    ============
Balance, December 31, 2005     5,000,000         5,000         17,000        (22,000)              0
                             ===========   ===========   ============   ============    ============


The accompanying notes are an integral part of these statements.

                             Statement of Cash Flows

                                                                           From
                                                                      Inception
                                                                       12/22/03
                                       Year Ended     Year Ended        Through
Cash from Operations                     12/31/05       12/31/04       12/31/05
                                     ------------   ------------   ------------
Net Loss                                        0              0        (22,000)
                                     ------------   ------------   ------------
Changes in Receivables or Payables              0              0              0
                                     ------------   ------------   ------------
Cash (Used) by Operations                       0              0        (22,000)
                                     ------------   ------------   ------------
Cash Used for Investing                         0              0              0
                                     ------------   ------------   ------------
Sale of Common Stock                            0              0         22,000
                                     ------------   ------------   ------------
Cash Provided by Financing                      0              0         22,000
                                     ------------   ------------   ------------
Net Change in Cash                              0              0              0
                                     ------------   ------------   ------------
Beginning Cash                                  0              0              0
                                     ------------   ------------   ------------
Ending Cash                                     0              0              0
                                     ------------   ------------   ------------

Supplemental Cash Flow Information
Taxes Paid
Year 2005 $0
Year 2004 $0


Interest Paid
Year 2005 $0
Year 2004 $0


The accompanying notes are an integral part of these statements.

                                 WINMARK, INC.
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Winmark, Inc. (the Company) was incorporated under the laws of the state of Nevada on December 22, 2003. The Company has one sole officer, director and shareholder. The Company is a blank check company subject to Rule 519. The company was organized to acquire or merge with another business or company. The officer is currently looking for potential merger candidates but currently has none.

The Company has been in the development stage since inception and has no operations to date. Other tan issuing shares to the sole shareholder there have been no operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has no assets or debt as of December 31, 2005. The relevant accounting policies and procedures are listed below.

Accounting Basis
The basis is generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (Ioss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
The Company has not yet adapted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Income Taxes
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes, Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in winch they enter into the determination of net income in the financial statements.

Stock Based Compensation

The Company accounts for its stock based compensation based on provisions in SEAS No. 123, Accounting for Stock-Based Compensation which utilizes the fair method for the valuation of its securities given as compensation.

Advertising

Advertising is expensed when incurred. There has been no advertising during the periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses dining the reporting period. Actual results could 4iffer from those estimates.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, nor operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek a suitable merger candidate which would supply the needed cash flow.

NOTE 4.  STOCKHOLDERS EQUITY

Common Stock
On December 22, 2003 (inception) the Company issued 5,000,000 shares of its $0.001 par value common stock to it sole shareholder for $22,0OO. This has been the structure from that time until the present.

NOTE 5   RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president who Lives in Washington D.C. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. Some expenses, as explained above, were reimbursed. The officer(s) and director(s) of the Company are involved in other business activities and may, in the future, become involved in other business opportunities becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6   PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SPAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net, deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $4,84O, which is calculated by multiplying a 22% estimated tax rate by the items making up the deferred tax account, organization costs of $22,000,. The total valuation allowance is a comparable $4,840.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

Net changes in Deferred Tax Benefit less than

valuation account                         0

Current Taxes Payable                     0
                                    -------
Net Provision for Income Taxes            0
                                    -------

NOTE 7 REVENUE AND EXPENSES

The Company currently has no operations and no revenue.

NOTE 8 SUJBSEQUENT EVENTS

The Company is currently filing papers to conduct a blank check offering subject to Rule 419 of Regulation C. This offering is still in the preparation process and has not been filed or approved as of the report data. This offering calls for the sale of 50O,00O shares of common stock at a price of $0.10 per share. If completed, the sale will net the Company $50,000.

MOORE & ASSOCIATES, CHARTERED
   ACCOUNTANTS AND ADVISORS
       PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Winmark Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Winmark Inc. as of December 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the periods from inception on December 22, 2003 through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winmark Inc. as of December 31, 2004 and the results of its operations and its cash flows for the periods from inception on December 22, 2003 through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Moore & Associates, Chartered
---------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
December 19, 2005


        2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511
                               Fax (702) 253-7501
--------------------------------------------------------------------------------
                                      F-10

                                  Balance Sheet
                             As of December 31, 2004

                                     ASSETS

Cash                                                 0
                                               -------
Total Current Assets                                 0
                                               -------
Other Assets                                         0
                                               -------
Total Assets                                         0
                                               -------

                      LIABILITIES AND STOCKCOWERS' EQUITY

Liabilities
Accounts Payable                                     0
                                               -------
Total Cturent Liabilities                            0
                                               -------
Stockholders' Equity                                 0

Common Stock, authorized
25,000,000 shares, issued and
outstanding 5,000,000 shares,
par value $0~001                                 5,000
                                               -------
Additional Paid in Capital                      17,000
                                               -------
Deficit accumulated during development stage   (22,000)
                                               -------
Total Stockholders' Equity
                                               -------
Total Liabi if ties and Stockholders' Equity         0
                                               -------

The accompanying notes are an integral part of these statemenis

                             Statement of Operations


                                                                      From
                                                                   Inception
                                                                    12/22/03
                                                     Year Ended      Through
                                                       12/31/04     12/31/04

Revenue                                                       0            0
                                                     ----------   ----------

Expenses
Legal and Accounting                                          0       22,000
                                                     ----------   ----------

Total Expenses                                                0      (22,000)
                                                     ----------   ----------

Income before Taxes                                           0      (22,000)

Provision for Income Taxes                                    0            0
                                                     ----------   ----------

Net (Loss)                                                    0      (22,000)

Primary and Diluted Earnings per Share                        a            a
                                                     ----------   ----------

Weighted Average Number of Shares                     5,000,000    5,000,000
                                                     ----------   ----------

A=less tan $0.01

The accompanying notes are an integral part of these statements.

                        Statement of Stockholders' Equity




                                     Common Stock           Paid In  Accumulated      Total
                                Shares        Amount       Capital    Deficit         Equity
                             ----------    ----------    ----------   ----------    ----------
Balance, December 22, 2003            0             0             0            0             0

Initial capitalization
Sale of common stock          5,000,000         5,000        17,000         --         22,000

Net Loss                           --            --            --        (22,000)      (22,000)
                             ==========    ==========    ==========   ==========    ==========
Balance, December 31, 2003    5,000,000         5,000        17,000      (22,000)            0
                             ==========    ==========    ==========   ==========    ==========

Net Income (Loss)                  --            --            --              0             0
                             ==========    ==========    ==========   ==========    ==========
Balance, December 31, 2004    5,000,000         5,000        17,000      (22,000)            0
                             ==========    ==========    ==========   ==========    ==========

The accompanying notes are an integral part of these statements.

                             Statement of Cash Flows

                                                            From
                                                       Inception
                                                        12/22/03
                                       Year Ended        Through
Cash from Operations                     12/31/04       12/31/04
                                     ------------   ------------
Net Loss                                        0        (22,000)
                                     ------------   ------------
Changes in Receivables or Payables              0              0
                                     ------------   ------------
Cash (Used) by Operations                       0        (22,000)
                                     ------------   ------------
Cash Used for Investing                         0              0
                                     ------------   ------------
Sale of Common Stock                            0         22,000
                                     ------------   ------------
Cash Provided by Financing                      0         22,000
                                     ------------   ------------
Net Change in Cash                              0              0
                                     ------------   ------------
Beginning Cash                                  0              0
                                     ------------   ------------
Ending Cash                                     0              0
                                     ------------   ------------

Supplemental Cash Flow Information
Taxes Paid
Year 2004 $0

Interest Paid
Year 2004 $0

The accompanying notes are an integral part of these statements.

                                 WINMARK, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Winmark, Inc. (the Company) was incorporated under the laws of the state of Nevada on December 22, 2003. The Company has one sole officer, director and shareholder. The Company is a blank check company subject to Rule 519. The company was organized to acquire or merge with another business or company. The officer is currently looking for potential merger candidates but currently has none.

The Company has been in the development stage since inception and has no operations to date. Other tan issuing shares to the sole shareholder there have been no operations.

NOTE2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has no assets or debt as of December 31, 2004. The relevant accounting policies and procedures are listed below.


Accounting Basis
The basis is generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (Ioss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
The Company has not yet adapted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Income Taxes
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes, Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in winch they enter into the determination of net income in the financial statements.

Stock Based Compensation

The Company accounts for its stock based compensation based on provisions in SEAS No. 123, Accounting for Stock-Based Compensation which utilizes the fair method for the valuation of its securities given as compensation.

Advertising

Advertising is expensed when incurred. There has been no advertising during the periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses dining the reporting period. Actual results could 4iffer from those estimates.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, nor operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek a suitable merger candidate which would supply the needed cash flow.

NOTE 4.  STOCKHOLDERS EQUITY

Common Stock
On December 22, 2003 (inception) the Company issued 5,000,000 shares of its $0.001 par value common stock to it sole shareholder for $22,0OO. This has been the structure from that time until the present.

NOTE 5   RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president who Lives in Washington D.C. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. Some expenses, as explained above, were reimbursed. The officer(s) and director(s) of the Company are involved in other business activities and may, in the future, become involved in other business opportunities becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6   PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SPAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net, deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $4,84O, which is calculated by multiplying a 22% estimated tax rate by the items making up the deferred tax account, organization costs of $22,000,. The total valuation allowance is a comparable $4,840.

The provision for income taxes is comprised of the net changes in deferred taxes less the valuation account plus the current taxes payable as shown in the chart below.

Net changes in Deferred Tax Benefit less than

valuation account                         0
                                    -------
Current Taxes Payable                     0
                                    -------
Net Provision for Income Taxes            0
                                    -------

NOTE 7 REVENUE AND EXPENSES

The Company currently has no operations and no revenue.

NOTE 8 SUJBSEQUENT EVENTS

The Company is currently filing papers to conduct a blank check offering subject to Rule 419 of Regulation C. This offering is still in the preparation process and has not been filed or approved as of the report data. This offering calls for the sale of 50O,00O shares of common stock at a price of $0.10 per share. If completed, the sale will net the Company $50,000.

                      Dealer Prospectus Delivery Obligation

Until 90 days from the date funds and securities are released from the escrow account, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   Indemnification of Directors and Officers.

Our Articles of Incorporation provide that we must indemnify our directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of our company. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with WINMARK. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

     (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
     (b)  unlawful distributions; or
     (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Such indemnification provisions are intended to increase the protection provided directors and, thus, increase out ability to attract and retain qualified persons to serve as directors. Because directors liability insurance is only available at considerable cost and with low dollar limits of coverage and broad policy exclusions, we do not currently maintain a liability insurance policy for the benefit of our directors although we may attempt to acquire such insurance in the future. We believe that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors and the general unavailability of directors liability insurance to provide protection against the increased risk of personal liability resulting from such lawsuits have combined to result in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. We also believe that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of our company. Although no directors have resigned or have threatened to resign as a result of our failure to provide insurance or other indemnity protection from liability, it is uncertain whether our directors would continue to serve in such capacities if improved protection from liability were not provided.

The provisions affecting personal liability do not abrogate a director's fiduciary duty to WINMARK and our shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the registrant and those of the director) or for violations of the federal securities laws. The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of WINMARK.

The provisions regarding indemnification provide, in essence, that we will indemnify our directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of WINMARK, including actions brought by or on behalf of

WINMARK  (shareholder  derivative  actions).  The  provisions  do not  require a showing  of good  faith.  Moreover,  they  do not  provide  indemnification  for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, or for the receipt of illegal remuneration. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance. One purpose of the provisions is to supplement the coverage provided by such insurance. However, as mentioned above, we do not currently provide such insurance to our directors, and there is no guarantee that we will provide such insurance to our directors in the near future although we may attempt to obtain such insurance.

The provisions diminish the potential rights of action that might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Nevada law and by affording indemnification against most damages and settlement amounts paid by a director of WINMARK in connection with any shareholders derivative action. However, the provisions do not have the effect of limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the registrant does not presently have directors liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected. In the opinion of the Commission, indemnification for liabilities arising under the Securities Act is contrary to public policy and, therefore, is unenforceable.

                  Other Expenses of Issuance and Distribution.

The following is an itemization of estimated total offering expenses in connection with the issuance and distribution of the securities being offered hereby.

Commission Registration and Filing $
Fee                                                    5.89
Transfer Agent Fees                                    250.00
Financial Printing                                     200.00
Accounting Fees                                      1,500.00
Legal Fees                                          20,000.00
Escrow Fees                                          4,000.00
Miscellaneous                                               0

 TOTAL                                              25,955.89
                                                    ---------


Mr. Winstein shall be responsible for the payment of any and all expenses incurred by registrant in connection with the issuance and distribution of securities being offered hereby that exceed our initial pre-offering capital of $22,000.

                    Recent Sales of Unregistered Securities.

On December 22, 2003, we issued 5,000,000 shares of our common stock to our sole officer and director, Mark Winstein, at a price of 0.0044 per share, or $22,000. Mr. Winstein's capital contribution of $22,000 is our pre-offering working capital. There have been no other sales of our unregistered securities.

All unregistered securities issued by us prior to this offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act and have been issued pursuant to certain "private placement" exemptions under Sections 4(2) of the Securities Act , such that the sales of the securities were to sophisticated or accredited investors, as that latter term is defined in Rule 215 and Rule 501 of Regulation D of the Securities Act, and were transactions by an issuer not involving any public offering. Such sophisticated or accredited investors had access to information on the registrant necessary to make an informed investment decision.

All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities," as defined in Rule 144 of the rules and regulations of the Commission, unless otherwise registered. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning WINMARK, our business, financial and other matters. Transactions by us involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act, as amended, as transactions by an issuer not involving any public offering. We have been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. Our transfer agent will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred, absent registration, or until the availability of an exemption therefrom is determined.










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                                    Exhibits

The following is a list of Exhibits filed herewith by the registrant as part of the SB-2 Registration Statement and related Prospectus:

   3.1  Articles of Incorporation. (1)
   3.2  Certificate of Amendment to Articles of Incorporation. (1)
   4.1  Form of Common Stock Certificate. (1)
   5.1  Opinion and Consent of The O'Neal Law Firm, P.C.
  10.1  Form of Escrow Agreement.
  10.2  Form of Subscription Agreement. (1)
  23.1  Consent of Moore & Associates, Chartered

(1) Incorporated by reference from Form SB-2 filed January 18, 2006


                                  Undertakings

        We undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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Undertakings - continued

          i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the forgoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, WINMARK certifies that we have reasonable grounds to believe that we meets all of the requirements of filing Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the City of Moscow, in the State of Idaho.

WINMARK, INC.

By: /s/ Mark Winstein
------------------------------

Mark Winstein
Principal Executive Officer
Dated: March 30, 2006


By: /s/ Mark Winstein
------------------------------

Mark Winstein
Principal Financial Officer
Dated: March 30, 2006


By: /s/ Mark Winstein
----------------------

Mark Winstein
Principal Accounting Officer
Dated: March 30, 2006


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

By: /s/ Mark Winstein
-----------------------------
Mark Winstein
Director

Dated: March 30, 2006



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